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Exhibit 4.1

AMENDMENT NO. 6 AND WAIVER
TO
AMENDED AND RESTATED CREDIT AGREEMENT

    This Amendment No. 6 and Waiver (this "Amendment") to the "Credit Agreement" (defined below) is entered into as of April 10, 2001 by and among ARCHIBALD CANDY CORPORATION, an Illinois corporation (the "Borrower"), the financial institutions party to the Credit Agreement (collectively, the "Lenders") and BANK ONE, NA, formerly known as THE FIRST NATIONAL BANK OF CHICAGO, as one of the Lenders and in its capacity as contractual representative (the "Agent") on behalf of itself and the other Lenders.

RECITALS:

    WHEREAS, the Borrower, the Lenders and the Agent have entered into that certain Amended and Restated Credit Agreement dated as of July 2, 1997, as amended (the "Credit Agreement");

    WHEREAS, the Borrower has notified the Lenders and the Agent that the Borrower wishes to amend the Credit Agreement in certain respects;

    WHEREAS, the Borrower also has notified the Lenders and the Agent that, for the period beginning June 1, 2000 and ending February 24, 2001, EBITDA for the Borrower and its Subsidiaries was less than $23,375,000 (the "EBITDA Deficiency");

    WHEREAS, the EBITDA Deficiency has caused a breach of Section 6.4(B) of the Credit Agreement and a Default under the Credit Agreement;

    WHEREAS, the Borrower has requested that the Lenders and the Agent waive such Default;

    WHEREAS, the Lenders and the Agent are willing to amend the Credit Agreement and waive the aforementioned Default on the terms and conditions herein set forth;

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1.  Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement.

    2.  Amendments to Credit Agreement.  Upon the effectiveness of this Amendment in accordance with the provisions of Section 4 below, the Credit Agreement is hereby amended as follows:

  (a)
  The definition of "Aggregate Revolving Loan Commitment" set forth in Section 1.1 of the Credit Agreement is hereby amended in its entirety as follows:

    "Aggregate Revolving Loan Commitment" means the aggregate Revolving Loan Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof. The Aggregate Revolving Loan Commitment shall equal, subject to the aforementioned reductions, the following amounts during the following periods:

Aggregate Revolving Loan Commitment	Period
$20,000,000	April 10, 2001 through and including April 17, 2001
$15,000,000	April 18, 2001 through and including April 30, 2001
$12,000,000	May 1, 2001 through and including June 3, 2001
$10,000,000	June 4, 2001 through and including the Termination Date
  (b)
  The definition of "Applicable Commitment Fee Rate" set forth in Section 1.1 of the Credit Agreement is hereby amended in its entirety as follows:

    "Applicable Commitment Fee Rate" means, from and after April 10, 2001, a per annum rate equal to 1.00%.

  (c)
  The definition of "Applicable Eurodollar Margin" set forth in Section 1.1 of the Credit Agreement is hereby amended in its entirety as follows:

    "Applicable Eurodollar Margin" means (i) for the period beginning April 10, 2001 and ending April 14, 2001, a per annum rate equal to three and one-half percent (3.5%), (ii) for the period beginning April 15, 2001 and ending May 15, 2001, a per annum rate equal to four percent (4.00%), and (iii) thereafter, a per annum rate equal to five percent (5.00%).

  (d)
  The definition of "Applicable Floating Rate Margin" set forth in Section 1.1 of the Credit Agreement is hereby amended in its entirety as follows:

    "Applicable Floating Rate Margin" means (i) for the period beginning April 10, 2001 and ending April 14, 2001, a per annum rate equal to two and one-quarter percent (2.25%), (ii) for the period beginning April 15, 2001 and ending May 15, 2001, a per annum rate equal to two and three-quarters percent (2.75%), and (iii) thereafter, a per annum rate equal to three and three-quarters percent (3.75%).

  (e)
  The definition of "Applicable Letter of Credit Fee Rate" set forth in Section 1.1 of the Credit Agreement is hereby amended in its entirety as follows:

    "Applicable Letter of Credit Fee Rate" means (i) for the period beginning April 10, 2001 and ending April 14, 2001, a per annum rate equal to three and one-half percent (3.5%), (ii) for the period beginning April 15, 2001 and ending May 15, 2001, a per annum rate equal to four percent (4.00%), and (iii) thereafter, a per annum rate equal to five percent (5.00%).

  (f)
  The definition of "Termination Date" set forth in Section 1.1 of the Credit Agreement is hereby amended to delete therefrom the date "April 15, 2001" and to substitute therefor the date "June 15, 2001."

  (g)
  Section 2.14 (C) (1) of the Credit Agreement is hereby amended in its entirety as follows:

      (1) The Borrower shall pay to the Agent, for the account of each of the Lenders, in accordance with their Pro Rata Shares, a commitment fee equal to the Applicable Commitment Fee Rate times each such Lender's undrawn Revolving Loan Commitment, which commitment fee shall be payable quarterly in arrears on the last calendar day of each February, May, August and November until the Termination Date.

  (h)
  Exhibit A to the Credit Agreement is hereby deleted therefrom and the attached Exhibit A is hereby substituted therefor.

    3.  Waiver.  Upon the effectiveness of this Amendment in accordance with the provisions of Section 4 below, the Lenders and the Agent hereby waive the Default caused by the EBITDA Deficiency.

    4.  Conditions of Effectiveness.  This Amendment shall become effective and be deemed effective as of the date hereof (the "Effective Date") if, and only if, the Agent shall have received each of the following:

      (a) four (4) duly executed originals of this Amendment from the Borrower, the Agent and the Lenders;

      (b) an amendment and arrangement fee of $60,000 for the ratable benefit of the Lenders;

      (c) Reaffirmation of Guaranty executed by Fannie May Holdings, Inc., Sweet Factory, Inc., Sweet Factory Group, Inc., SF Candy Company and SF Properties, Inc.;

      (d) written certification from an officer of the Borrower that (i) on the Effective Date, no Default or Unmatured Default has occurred and is continuing and (ii) execution, delivery and effectiveness of this Amendment do not and will not conflict with the terms and conditions of the

  Senior Note Indenture and do not and will not trigger an "Event of Default" under the Senior Note Indenture;

      (e) the Agent shall have received an executed copy of Amendment No. 1 to the Canadian Credit Agreement and such Amendment No. 1 shall be in full force and effect; and

      (f)  the Agent shall have received evidence satisfactory to it that the Borrower and TCW Capital, Inc. have resolved to the Agent's satisfaction those issues previously identified by the Borrower to the Agent relating to certain payments due to TCW Capital, Inc. from the Borrower on or about November 1, 2001.

    5.  Representations and Warranties of the Borrower.

    5.1 The Borrower represents and warrants as of the date hereof that:

  (a)
  Its execution, delivery and performance of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and do not require any consent or approval which has not been obtained and

  (b)
  This Amendment and the Credit Agreement as amended hereby are its legal, valid and binding obligations, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles.

    5.2 The Borrower affirms that the representations and warranties contained in the Credit Agreement are true and correct as of the Effective Date.

    5.3 The Borrower affirms that each of the Collateral Documents is in full force and effect as of the date hereof and that the Collateral Documents secure the payment in full of the Secured Obligations.

    6.  Reference to and Effect on the Credit Agreement.

    6.1 Upon the effectiveness of this Amendment pursuant to Section 4 hereof, on and after the Effective Date each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import and each reference to the Credit Agreement in each Loan Document shall mean and be a reference to the Credit Agreement as modified hereby.

    6.2 Except as specifically waived or amended herein, all of the terms, conditions and covenants of the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

    6.3 The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of (a) any right, power or remedy of any Lender or the Agent under the Credit Agreement or any of the Loan Documents, or (b) any Default or Unmatured Default under the Credit Agreement.

    7.  CHOICE OF LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

    8.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

    9.  Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK

    IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have executed this Amendment No. 6 as of the date first above written.

ARCHIBALD CANDY CORPORATION
By:	/s/ RICHARD J. ANGLIN
Name:	Richard J. Anglin
Title:	Vice President and CFO
BANK ONE, NA, formerly known as The First National Bank of Chicago, individually and as Agent
By:	/s/ DIANE M. FAUNDA
Name:	Diane M. Faunda
Title:	Vice President
FLEET BUSINESS CREDIT CORPORATION, formerly known as Sanwa Business Credit Corporation
By:	/s/ DONALD A. MASTRO
Name:	Donald A. Mastro
Title:	Vice President
Agreed and acknowledged this 10th day of April, 2001
BANK ONE, CANADA, formerly known as First Chicago NBD Bank, Canada
By:	/s/ RANDALL TAYLOR
Name:	Randall Taylor
Title:	Senior Vice President

EXHIBIT A
TO
AMENDED AND RESTATED CREDIT AGREEMENT

Loan Commitments

Revolving Loan Commitments

Lenders

Bank One, NA

Revolving Loan Commitment	Period such commitment is in effect	% of Revolving Loan Commitment
$10,000,000	April 10, 2001 through and including April 17, 2001	50%
$7,500,000	April 18, 2001 through and including April 30, 2001	50%
$6,000,000	May 1, 2001 through and including June 3, 2001	50%
$5,000,000	June 4, 2001 through and including the Termination Date	50%

Fleet Business Credit Corporation

Revolving Loan Commitment	Period such commitment is in effect	% of Revolving Loan Commitment
$10,000,000	April 10, 2001 through and including April 17, 2001	50%
$7,500,000	April 18, 2001 through and including April 30, 2001	50%
$6,000,000	May 1, 2001 through and including June 3, 2001	50%
$5,000,000	June 4, 2001 through and including the Termination Date	50%

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AMENDMENT NO. 6 AND WAIVER TO AMENDED AND RESTATED CREDIT AGREEMENT
EXHIBIT A TO AMENDED AND RESTATED CREDIT AGREEMENT Loan Commitments